                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                AMENDMENT N0. 1

                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


         Date of Report (Date earliest event reported): March 18, 1997


                      Registrant, State of         I.R.S.
Commission File       Incorporation, Address and   Employer
Number                Telephone Number             Identification No.

0-8410                WYANT CORPORATION            11-2236837
                      (a New York corporation)
                      100 Readington Road
                      Somerville, New Jersey
                      08876
                      Telephone (908) 707-1800

Item 7.   Financial Statements and Exhibits.

     (a)  Financial Statements of Business Acquired

Included after the signature page of this report as follows:

                                                                                               Page
                                                                                               ----
-Financial Statements of The Canadian Operations of G.H. Wood + Wyant Inc.
          (Wyant & Company as of March 18, 1997)..............................................  4
-Auditors' Reports............................................................................  5
-Statement  of  Net Assets of The Canadian Operations  of  G.H. Wood + Wyant Inc.
          as at December 31, 1995 and 1996....................................................  7
-Statement of Earnings of The Canadian Operations of G.H.  Wood + Wyant Inc.
          for the Years Ended December 31, 1994, 1995 and 1996................................  8
-Statement  of Changes in Net Assets of The Canadian Operations of G.H. Wood +
         Wyant Inc. for the Years Ended December 31, 1994, 1995 and 1996......................  9
-Statement  of  Changes in Financial Position of  The  Canadian Operations of G.H. Wood +
         Wyant Inc. for the Years Ended December 31, 1994, 1995 and 1996...................... 10
-Notes  to  Financial Statements of The Canadian Operations  of G.H. Wood +
         Wyant Inc............................................................................ 11

     (b)  Pro Forma Financial Information

Included after the signature page of this report as follows:

                                                                                              Page
                                                                                              ----
-Unaudited Pro Forma Condensed Combined Financial Information................................. 21
-Pro Forma Condensed Combined Balance Sheet as at December 31, 1996........................... 22
-Pro Forma Condensed Combined Statement of Operations for the Year Ended
       December 31, 1996...................................................................... 23
-Pro  Forma Condensed Combined Statement of Operations for  the Year Ended
       December 31, 1995...................................................................... 24
-Pro  Forma Condensed Combined Statement of Operations for  the Year Ended
       December 31, 1994...................................................................... 25
-Notes to Unaudited Pro Forma Condensed Combined Financial Information........................ 26


     (c)  Exhibits

[Item 7(c) is not amended hereby]

                                   SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment No. 1 to the Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.


                                   WYANT CORPORATION



                                   By:/s/ Marc D'Amour
                                   ------------------------------
                                      Name: Marc D'Amour
                                      Title:Vice President, Chief Financial
                                      Officer and Treasurer



Dated:  May 28, 1997

                              FINANCIAL STATEMENTS

                           OF THE CANADIAN OPERATIONS

                           OF G.H. WOOD + WYANT INC.

                               DECEMBER 31, 1996

                                AUDITORS' REPORT

To the Directors of
G.H. WOOD + WYANT INC.

We have audited the statement of net assets of The Canadian Operations of G.H. Wood + Wyant Inc. as at December 31, 1995 and 1996 and the statements of earnings, changes in net assets and changes in financial position for each of the years ended December 31, 1995 and 1996. These financial statements are the responsibility of the management of The Canadian Operations of G.H. Wood + Wyant Inc. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in Canada. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of The Canadian Operations of G.H. Wood + Wyant Inc. as at December 31, 1995 and 1996 and the results of its operations and the changes in its financial position for each the years ended December 31, 1995 and 1996 in accordance with accounting principles generally accepted in Canada.

The Canadian Operations of G.H. Wood + Wyant Inc. is a component of G.H. Wood + Wyant Inc. and has no separate legal status or existence. Transactions with other divisions and affiliates of G.H. Wood + Wyant Inc. are described in notes 2 and 11.





Montreal, Canada                                  Ernst & Young
February 17, 1997                                 Chartered Accountants
(except note 19 which is
dated as of March 17, 1997)

                                AUDITOR'S REPORT

To the Directors of
G.H. WOOD + WYANT INC.

We have audited the statements of earnings, changes in net assets and changes in financial position of The Canadian Operations of G.H. Wood + Wyant Inc.
for the year ended December  31,  1994.  These   financial  statements  are the
responsibility  of   the management  of The Canadian Operations of G.H. Wood +
Wyant Inc. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in Canada. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the results of operations and the changes in financial position of The Canadian Operations of G.H. Wood + Wyant Inc. for the year ended December 31, 1994 in accordance with accounting principles generally accepted in Canada.

The Canadian Operations of G.H. Wood + Wyant Inc. is a component of G.H. Wood + Wyant Inc. and has no separate legal status or existence. Transactions with other divisions and affiliates of G.H. Wood + Wyant Inc. are described in notes 2 and 11.





                                                      Deloitte & Touche
                                                      Chartered Accountants



Montreal, Canada
March 10, 1995
(except for notes 18 and 19, which were not part of the audited financial statements)

               THE CANADIAN OPERATIONS OF G.H. WOOD + WYANT INC.
                            STATEMENT OF NET ASSETS
                               AS AT DECEMBER 31
                             (In Canadian Dollars)

                                                      1996          1995
                                                      ----          ----

ASSETS (note 9)
Current:
  Accounts receivable, net of allowance
  for doubtful accounts of
  $411,413 (1995 - $761,500) (notes 4, 11)...... $ 9,648,954    $ 9,876,105
  Income taxes recoverable......................       --           596,714
  Inventories (note 5)..........................   7,625,740      8,811,108
  Prepaid expenses..............................     817,209        407,613
  Capital assets held for resale (note 12)......       --           336,634
                                                 -----------    -----------
Total current assets............................  18,091,903     20,028,174
Investments, at cost (note 6)...................       3,079          3,079
Capital assets (note 7).........................  10,603,968     10,183,076
Goodwill (net of amortization of $749,520;
1995 - $562,140)................................     562,140        749,520
Other assets (note 8)...........................     342,500        119,400
Deferred income taxes...........................       --            54,591
                                                 -----------    -----------
Total Assets.................................... $29,603,590    $31,137,840
                                                 -----------    -----------

LIABILITIES
Current:
  Bank indebtedness (note 9).................... $ 1,772,667    $ 2,421,030
  Accounts payable and accrued
  liabilities (note 11).........................   8,597,728      8,648,772
  Termination of supply agreement (note 12).....       --         1,454,000
  Restructuring accrual (note 12)...............      65,000        219,000
  Employee related accruals.....................   1,246,714      1,136,298
  Income taxes payable..........................     384,765          --
  Current portion of long-term debt (note 10)...   2,093,712      2,603,714
                                                 -----------    -----------
Total current liabilities.......................  14,160,586     16,482,814
Long-term debt (note 10)........................   3,030,573      4,292,285
Deferred income taxes...........................   1,025,409          --
                                                 -----------    -----------
Total Liabilities............................... $18,216,568    $20,775,099
                                                 -----------    -----------
Commitments and Contingencies (note 15)

Total Net Assets................................ $11,387,022    $10,362,741
                                                 ===========    ===========

__________

See accompanying notes

               THE CANADIAN OPERATIONS OF G.H. WOOD + WYANT INC.
                             STATEMENT OF EARNINGS
                             YEAR ENDED DECEMBER 31
                             (In Canadian Dollars)

                                          1996           1995          1994
                                          ----           ----          ----

Sales (note 11)                        $72,115,821    $71,602,554   $71,331,954
Cost of sales (including
amortization of $507,902;
1995 - $527,174; 1994 -
$560,000) (note 11)..................   42,127,681     41,733,300    44,309,801
                                       -----------    -----------   -----------
Gross profit.........................   29,988,140     29,869,254    27,022,153
                                       -----------    -----------   -----------
Selling, general and
administrative.......................   21,250,464     21,137,552    23,032,274
Shipping.............................    4,569,627      4,846,818     5,564,360
Amortization of capital assets.......      473,310        597,474       633,641
Amortization of goodwill.............      187,380        187,380       187,380
                                       -----------    -----------   -----------
Income (loss) from operations........    3,507,359      3,100,030    (2,395,502)
Interest on long-term debt...........      410,509        700,204       699,687
Interest and bank charges............      195,275        318,943       223,216
Unusual and non-recurring
items (note 12)......................     (167,464)     1,594,000       272,687
Other income.........................      (74,771)       (69,157)      (16,899)
                                       -----------    -----------   -----------
Earnings (loss) before
income taxes.........................    3,143,810        556,040    (3,574,193)
                                       -----------    -----------   -----------
Provision for (recovery of)
income taxes (note 13):
  Current............................      305,000        261,714          (803)
  Benefit of losses carried
  forward............................        --          (239,000)        --
  Deferred...........................    1,080,000         10,815      (748,565)
                                       -----------    -----------   -----------
                                         1,385,000         33,529      (749,368)
                                       -----------    -----------   -----------
Net earnings (loss)..................  $ 1,758,810    $   522,511   $(2,824,825)
                                       ===========    ===========   ===========

__________

See accompanying notes

               THE CANADIAN OPERATIONS OF G.H. WOOD + WYANT INC.
                       STATEMENT OF CHANGES IN NET ASSETS
                             YEAR ENDED DECEMBER 31
                             (In Canadian Dollars)

                                         1996          1995          1994
                                         ----          ----          ----

Net Assets at beginning of year...... $10,362,741   $10,335,526    $14,755,067

Net earnings (loss) for the year.....   1,758,810       522,511     (2,824,825)

Distributions to G.H. Wood +
Wyant Inc............................    (734,529)     (495,296)    (1,594,716)
                                      -----------   -----------    -----------
Net Assets at end of year............ $11,387,022   $10,362,741    $10,335,526
                                      ===========   ===========    ===========

__________

See accompanying notes

               THE CANADIAN OPERATIONS OF G.H. WOOD + WYANT INC.
                   STATEMENT OF CHANGES IN FINANCIAL POSITION
                             YEAR ENDED DECEMBER 31
                             (In Canadian Dollars)

                                         1996          1995           1994
                                         ----          ----           ----
OPERATING ACTIVITIES:
Net earnings (loss)..................  $1,758,810)   $  522,511    $(2,824,825)
Items not affecting cash:
  Amortization.......................   1,168,592     1,312,028      1,381,028
  Deferred income taxes..............   1,080,000        10,815       (748,565)
  Write-down of capital assets.......       --          272,444          --
  Write-off of organization costs....       --            2,576          --
  Gain on disposal of capital assets.    (167,464)     (132,444)         --
  Decrease in deferred charges.......       --           38,529         77,016
  Deferred pension costs.............    (223,100)     (119,400)         --
  Gain on sale of investment (note 12)      --            --        (2,760,424)
                                       ----------    ----------    -----------
                                        3,616,838     1,907,059     (4,875,777)
Changes in non-cash working
capital balances related to
operations (note 17).................     435,774     2,237,528      6,713,824
                                       ----------    ----------    -----------
Cash provided by operating
activities...........................   4,052,612     4,144,587      1,838,047
                                       ----------    ----------    -----------
INVESTING ACTIVITIES:
Proceeds on sale of capital assets...     322,066       373,069          --
Acquisition of long-term investments.       --           (1,900)          (342)
Purchases of capital assets..........  (1,220,072)     (497,215)      (926,365)
Proceeds on sale of investment
(note 12)............................       --            --        10,000,000
                                       ----------    ----------    -----------
Cash provided by (used in)
investing activities.................    (898,006)     (126,046)     9,073,293
                                       ----------    ----------    -----------
FINANCING ACTIVITIES:
Increase in other long-term
liabilities..........................       --            --           223,501
Increase in long-term debt...........   1,000,000         --             --
Repayment of long-term debt..........  (2,771,714)   (2,178,531)    (1,960,170)
Distributions to G.H. Wood + Wyant
Inc..................................    (734,529)     (495,296)    (1,594,716)
                                       ----------    ----------    -----------
Cash used in
financing activities.................  (2,506,243)   (2,673,827)    (3,331,385)
                                       ----------    ----------    -----------

Increase in cash during the year.....     648,363     1,344,714      7,579,955
Bank indebtedness, beginning of year.  (2,421,030)   (3,765,744)   (11,345,699)
                                       ----------    ----------    -----------
Bank indebtedness, end of year....... $(1,772,667)  $(2,421,030)   $(3,765,744)
                                       ==========    ==========    ===========

__________

See accompanying notes

               THE CANADIAN OPERATIONS OF G.H. WOOD + WYANT INC.

                         NOTES TO FINANCIAL STATEMENTS

1.      NATURE OF BUSINESS

G.H. Wood + Wyant Inc. ("Wyant") is a company incorporated in Canada, and is an integrated distributor and manufacturer of sanitation products in Canada. The Canadian Operations of G.H. Wood + Wyant Inc. ("Canadian Operations") comprise only those subsidiaries and divisions of Wyant which operate in Canada. Sales by the Canadian Operations are primarily within Canada except for those to related parties as described in note 11.

2.      BASIS OF FINANCIAL STATEMENT PRESENTATION

These financial statements include the accounts of the Canadian Operations of Wyant and its wholly owned Canadian subsidiary, Wyant Chemicals Company Limited, and are expressed in Canadian dollars. These financial statements reflect the financial position and results of the Canadian Operations of Wyant which are to be sold to Hosposable Products, Inc. ("HPI") pursuant to the transaction described in note 19 and do not reflect Wyant's investment in HPI.

The net assets of the Canadian Operations comprise the accumulated earnings of the Canadian Operations and contributions of Wyant, net of distributions to Wyant.

Wind-up

On December 30, 1996 Wyant's wholly-owned subsidiary, Wyant Chemicals Company Limited was wound-up into the Company on a tax-free basis under subsection 88(1) of the Income Tax Act (Canada) and section 556 of the Quebec Taxation Act. Wyant Chemicals Company Limited's operations were continued by Wyant, which received all of the assets and assumed all of the liabilities.

On January 4, 1995, Wyant's wholly owned subsidiary, Papiers Grande Ville Inc., was wound-up into Wyant on a tax-free basis under subsection 88(1) of the Income Tax Act (Canada) and section 556 of the Quebec Taxation Act. Papiers Grande Ville Inc.'s operations were continued by Wyant, which received all of the assets and assumed all of the liabilities.

3.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The financial statements have been prepared by management in accordance with accounting principles generally accepted in Canada, and conform in all material respects to accounting principles generally accepted in the United States except as set forth in note 18. The preparation of financial statements in conformity with such principles requires management to make estimates and assumptions that affect the reported assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

Revenue Recognition

Revenue is recognized upon shipment of merchandise.

Inventories

Inventories are stated at the lower of cost and net realizable value. Cost is determined on a first-in, first-out basis.

               THE CANADIAN OPERATIONS OF G.H. WOOD + WYANT INC.

3.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  [Cont'd]

Capital assets

Capital assets are recorded at cost. The capital assets are amortized over their estimated useful lives on the following basis and rates:

Buildings             declining balance     5%
Machinery             declining balance     6% to 22%
Furniture and         declining balance     20% to 30%
equipment
Computer equipment    declining balance     30%
Leasehold             straight-line         over the terms of the
improvements                                leases
Deferred charges      straight-line         5 years
Patents               straight-line         17 years

Goodwill

Costs in excess of net assets of businesses acquired are being amortized on a straight-line basis over seven years.

On an ongoing basis, management reviews the valuation and amortization of goodwill, taking into consideration any events or circumstances which might have impaired the fair value. These reviews include establishing that the unamortized balance will be recovered over its estimated remaining useful life through the projected undiscounted future net income of the business acquired.

Income taxes

The Canadian Operations follows the deferral method of tax allocation in accounting for income taxes. Under this method, timing differences between accounting and taxable income result in the recording of deferred income taxes.

Foreign currency translation

Monetary assets and liabilities denominated in foreign currencies are translated into Canadian dollars at rates of exchange prevailing at the balance sheet date. Revenues and expenses are translated into Canadian dollars at rates of exchange in effect at the related transaction dates. Exchange gains and losses arising from the translation of foreign currency items are included in the determination of net earnings.

4.      ACCOUNTS RECEIVABLE

                                              1996         1995
                                              ----         ----
Trade....................................  $9,459,731    $9,485,401
Other....................................     189,223       390,704
                                           ----------    ----------
                                           $9,648,954    $9,876,105
                                           ==========    ==========

The Canadian Operations operates primarily in the institutional sanitation industry in Canada. The Canadian Operations sells to a large number of customers and no single customer accounts for more than 2% of sales or 1% of accounts receivable.

The carrying value of the accounts receivable approximates the fair market value.

               THE CANADIAN OPERATIONS OF G.H. WOOD + WYANT INC.

5.      INVENTORIES

                                                  1996       1995
                                                  ----       ----
Raw materials...............................  $1,229,893   $1,659,196
Finished goods..............................   6,395,847    7,151,912
                                              ----------   ----------
                                              $7,625,740   $8,811,108
                                              ==========   ==========


6.      INVESTMENTS

                                                      1996       1995
                                                      ----       ----
Portfolio investments, at cost..............         $3,079    $3,079
                                                     ======    ======


7.      CAPITAL ASSETS

                                           Accumulated       Net book
                                  Cost     amortization       value
                                -------    ------------    -----------
1996
Land........................ $   896,076    $    --        $   896,076
Building....................   4,567,878      1,609,419      2,958,459
Machinery...................  10,050,802      5,508,301      4,542,501
Furniture and equipment.....   2,689,113      2,263,070        426,043
Computer equipment..........   2,216,596      1,878,874        337,722
Leasehold improvements......     900,436        525,515        374,921
                             -----------    -----------    -----------
                              21,320,901     11,785,179      9,535,722
Patents.....................   1,400,915        332,669      1,068,246
                             -----------    -----------    -----------
                             $22,721,816    $12,117,848    $10,603,968
                             ===========    ===========    ===========

1995
Land........................ $   896,076    $    --        $   896,076
Building....................   4,368,312      1,453,711      2,914,601
Machinery...................   9,266,751      5,191,826      4,074,925
Furniture and equipment.....   2,497,721      2,063,124        434,597
Computer equipment..........   2,213,955      1,737,338        476,617
Leasehold improvements......     866,327        458,101        408,226
                             -----------    -----------    -----------
                              20,109,142     10,904,100      9,205,042
Patents.....................   1,254,091        276,057        978,034
                             -----------    -----------    -----------
                             $21,363,233    $11,180,157    $10,183,076
                             ===========    ===========    ===========

8.     OTHER ASSETS

                                                   1996         1995
                                                   ----         ----
Deferred pension costs.......................    $342,500     $119,400
                                                 ========     ========

               THE CANADIAN OPERATIONS OF G.H. WOOD + WYANT INC.

9.    REVOLVING CREDIT FACILITY

The Canadian Operations has arranged a revolving credit facility in the amount of $6 million ($7.5 million prior to June 14, 1996), bearing interest at prime and is repayable on demand. At December 31, 1996 $1,772,667 (1995 - $2,421,050)
was utilized and the prime rate of interest was 4.75% (1995- 7.5%). The revolving credit facility and certain term loans described in note 10 are collateralized by a general assignment of book debts, a pledge of inventory under Section 427 of the Bank Act, a hypothec in the amount of $24,000,000 on all movable property, a hypothec in the amount of $15,000,000 on 709,490 shares of HPI owned by Wyant and a general security agreement. The weighted average prime rate of interest was 6.14% for 1996 (1995 _ 8.64%).

10.    LONG-TERM DEBT

                                                    1996         1995
                                                    ----         ----

Term loan bearing interest at the prime rate
plus 3/4% (1% prior to June 14, 1996),
repayable in monthly installments of
$126,000 plus interest, maturing on May 31,
1998. The loan is collateralized by the
security described in note 9...................  $2,108,000   $3,620,000

Term loan bearing interest at the prime rate
plus  3/4% (1% prior to June 14, 1996),
repayable in monthly installments of $20,476
plus interest, maturing on October 1, 1998.
The loan is collateralized by a first fixed
charge in the amount of $4,000,000 on land
and a building and by the security described
in note 9......................................   2,184,285    2,429,999

Term loan bearing interest at prime rate
plus 3/4% (1% prior to June 14, 1996),
repayable in monthly installments of $28,000
plus interest, maturing on June 1, 1999.  The
loan is collateralized by the security
described in note 9............................     832,000        --

Promissory note bearing interest at 5%,
maturing on January 17, 2000, which, as
described in note 12, was repaid on January
15, 1996.......................................        --        846,000
                                                  ---------    ---------
                                                  5,124,285    6,895,999
Current portion................................   2,093,712    2,603,714
                                                  ---------    ---------
                                                 $3,030,573   $4,292,285
                                                  =========    =========


The loans are recorded at book value which approximates market value.

Principal payments required are as follows:

1996..............................................      $2,093,712
1997..............................................       2,870,573
1998..............................................         160,000
                                                         ---------
                                                        $5,124,285
                                                         =========

Cash payments for interest in 1996 amounted to $642,000 (1995 - $1,017,000; 1994 - $986,000).

               THE CANADIAN OPERATIONS OF G.H. WOOD + WYANT INC.

11.   RELATED PARTY TRANSACTIONS

During the year, the Canadian Operations purchased raw materials and finished goods in the amount of $399,000 (1995 - $334,000; 1994 - $498,000) from HPI.
The Canadian Operations also sold finished goods in the amount of $2,797,000
(1995 - $1,460,000; 1994 - $340,000) to HPI.   At December 31, 1996 accounts
receivable includes $655,000 (1995 - $317,000) due from HPI and accounts payable includes $4,000 (1995 - $29,000) due to HPI.

During 1996, the Canadian Operations distributed cash to Wyant in the amount of $734,529 (1995 - $495,296; 1994 - $1,594,716).


12.     UNUSUAL AND NON-RECURRING ITEMS

                                             1996        1995          1994
                                             ----        ----          ----

(A) Gain on disposal of capital assets...  $(167,464)  $ (132,444)   $   --
(B) Termination of supply agreement......      --       1,454,000        --
(C) Write-down of capital assets.........      --         272,444        --
(D) Restructuring charge.................      --           --        3,033,111
(E) Gain on sale of investment...........      --           --       (2,760,424)
                                           ---------    ---------    ----------
                                           $(167,464)  $1,594,000    $  272,687
                                           =========   ==========    ==========

(A)    Gain of disposal of capital assets

In connection with the restructuring of its operations, the Canadian Operations disposed of surplus capital assets. As a result of such transactions, net gains were realized of $167,464 in 1996 and $132,444 in 1995.

(B)    Termination of supply agreement

On February 17, 1993, as part of an asset purchase agreement, the Canadian
Operations entered into a seven-year supply agreement to purchase   a specified
minimum volume of chemical products. Included in this agreement was the assumption of a lease and a requirement to pay a minimum monthly handling
charge  over  the term   of  the  supply  agreement.   In addition,  the
Canadian Operations  issued a 5% promissory note to the vendor, repayable in
monthly  installments to January  17,  2000,  to  finance   a portion of the
assets acquired.

On December 29, 1995, the Canadian Operations entered into an agreement to commute the obligation under the above supply agreement and the related charges and repay the promissory note.

The payment has been allocated as follows:

Supply agreement.......................................   $  749,707
Monthly handling charges...............................      660,292
Lease costs............................................       44,000
Balance to relieve all other obligations...............            1
                                                           ---------
Expenses accrued in current liabilities................    1,454,000
Promissory note repayment..............................      846,000
                                                           ---------
                                                          $2,300,000
                                                           =========

The entire balance plus applicable sales taxes was paid on January 15, 1996.

               THE CANADIAN OPERATIONS OF G.H. WOOD + WYANT INC.

12.     UNUSUAL AND NON-RECURRING ITEMS [Cont'd]

(C)    Write-down of capital assets

As a result of the wind-up of Papiers Grande Ville Inc. and the consolidation of the paper converting operations, the Canadian Operations identified surplus machinery which is recorded at the lower of its depreciated cost and
estimated realizable value.   A write-down of $272,444 was recorded in 1995.

(D)  Restructuring charge

During the fourth quarter of 1994, the Canadian Operations initiated a program to reduce the number of its distribution centers and consolidate its paper converting operations. The resulting restructuring charge comprised:

Employee severance pay...........................................   $1,582,070
Lease abandonment................................................      628,610
Employee relocation..............................................      256,000
Consulting fees..................................................      180,000
Write-off of obsolete marketing and operating materials..........      173,000
Consolidation of paper converting operations - other expense.....      170,000
Other............................................................       43,431
                                                                    ----------
                                                                    $3,033,111
                                                                    ==========


As at December 31, 1995, the restructuring charge from 1994 had been paid except for employee severance pay of $66,000 and lease abandonment costs of $153,000. As at December 31, 1996, $65,000 of the lease abandonment costs were outstanding.

(E)   Gain on sale of investment

On February 21, 1994, the Canadian Operations sold its investment in
Industries  Cascades  Inc.  for  a  cash  consideration   of $10,000,000,
resulting in a gain on sale of $2,760,424.

13.    INCOME TAXES

A reconciliation of the statutory income tax rate to the effective income tax rate is as follows:

                                                          1996    1995    1994
                                                          ----    ----    ----
                                                           %      %        %
Statutory income tax rate.............................    42.6    43.9    43.8
Increase (decrease) resulting from the
following:
  Small business deduction............................     --     (5.9)     --
  Manufacturing and processing credit.................    (2.2)   (1.7)     --
  Large corporations tax..............................     0.6     4.1    (0.8)
  Unrecorded tax benefit of losses from prior years...     --    (39.8)  (15.1)
  Non-deductible items................................     2.0     4.6    (1.0)
  Revision of estimated tax provisions for prior years      --      --    (3.7)
  Other...............................................     1.0     0.8    (2.2)
                                                          ----   -----    ----
Effective income tax rate.............................    44.0     6.0    21.0
                                                          ====   =====    ====

The Canadian Operations has non-capital losses of approximately $280,000 available to offset future taxable income. The tax benefit of these losses has been recognized in the financial statements as a reduction of deferred taxes. Cash payments for income taxes in 1996 amounted to $27,000 (1995 - $8,000; 1994 - $790,000).

               THE CANADIAN OPERATIONS OF G.H. WOOD + WYANT INC.

14.    PENSION PLAN

The Canadian Operations maintains a contributory defined benefit pension plan. The pension plan includes the employees of Wyant Chemicals Company Limited, as well as certain Canadian employees. The remaining Canadian employees are members of a non- contributory defined contribution plan.

The accrued pension obligation was estimated to be $5,129,600 (1995 - $4,174,000), based on an actuarial valuation as of January 31, 1995, and the net assets available for benefits at market value are $8,346,000 (1995 - $7,605,900). To date, the Canadian Operations has recognized an asset, deferred pension costs, of $342,500 (1995 - $119,400) in other assets.

The pension income (expense) for the year was $223,100 (1995 - $119,400; 1994 - ($97,800)).


15.    COMMITMENTS & CONTINGENCIES

(a) The Canadian Operations leases its premises under operating leases which expire at various dates to 2004. Future minimum lease payments will aggregate $6,887,000 as follows:

     1997.............................................    $1,375,000
     1998.............................................    $1,241,000
     1999.............................................    $1,188,000
     2000.............................................    $1,123,000
     2001.............................................    $  677,000
     Thereafter.......................................    $1,283,000

     Annual rental expenses incurred during 1996 under operating leases were $1,760,000 (1995 - $1,619,000; 1994 - $2,115,000).

(b)  Supply agreement

     In February 1994, the Canadian Operations signed a five-year supply agreement to purchase 16,000 short tons of paper toweling and tissue annually at market prices. This supplier provides 100% of the company's requirements for these products.

16.   FORWARD EXCHANGE CONTRACTS

The Canadian Operations enters into forward exchange contracts to purchase Swiss Francs required to settle liabilities incurred in the ordinary course of business. As at December 31, 1996 contracts outstanding totalled $137,245 (134,018 Swiss Francs); [1995 - $129,556 (109,589 Swiss Francs)].

17.    CHANGES IN NON-CASH OPERATING WORKING CAPITAL ITEMS

                                             1996         1995        1994
                                         -----------   ----------   ----------
Accounts receivable..................... $   227,151   $  896,868   $1,988,843
Income taxes recoverable................     981,479      704,601      707,238
Inventories.............................   1,185,368      289,249    2,992,029
Prepaid expenses........................    (409,596)     433,806      111,935
Accounts payable and accrued liabilities  (1,548,628)     (86,996)     913,779
                                         -----------   ----------   ----------
                                         $   435,774   $2,237,528   $6,713,824
                                         ===========   ==========   ==========

               THE CANADIAN OPERATIONS OF G.H. WOOD + WYANT INC.

18.    ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES

These financial statements have been prepared in accordance with accounting principles generally accepted ("GAAP") in Canada. They conform in all material respects to accounting principles generally accepted in the United States, except as set forth below, and the requirements of the Securities and Exchange Commission pursuant to Item 17 of Form 20-F:

Earnings Adjustments

                                            1996        1995         1994
                                         ----------   ---------   -----------
Net earnings (loss) in
accordance with Canadian GAAP.........   $1,758,810   $ 522,511   $(2,824,825)
Restructuring charge, net of
income taxes(1).......................           --    (112,600)      114,000
Pension income (expense), net
of income taxes(2)....................     (123,100)    (42,800)      168,000
Deferred income taxes(3)..............           --      49,000       152,000
                                         ----------   ---------   -----------
Net earnings (loss) in accordance
with U.S. GAAP........................   $1,635,710   $ 416,111   $(2,390,825)
                                         ==========   =========   ===========


Notes to Earnings Adjustments

(1) Under U.S. GAAP, recognition of the cost of certain restructuring charges must be deferred for income statement purposes until specified conditions have been satisfied. Accordingly, a charge of $189,055 would have been recognized in 1995 and not in 1994 as reported in the Canadian GAAP financial statements.

(2) Accounting for pension benefits under U.S. GAAP utilized the corridor method to amortize experience gains and losses. In addition, there are differences under U.S. GAAP in the manner of dealing with plan curtailments. The pension income (expense) recorded in 1996 would have been $18,000 (1995 - $48,700; 1994 -- $182,200).

A weighted average discount rate of 7.5% (1995 - 7.5%; 1994 - 6%) and a rate of compensation increase of 5% (1995 - 5%; 1994 - 5%) were utilized to measure the projected benefit obligations and the long term rate of return on plan assets.

The projected benefit obligation at December 31, 1996 was $5,129,600 ( 1995 - $4,174,000) and assets available for benefits at market value was $8,346,000 (1995 _ $7,605,900).

(3) Under U.S. GAAP, the liability method is used in accounting for income taxes. For purposes of this reconciliation, the liability method was applied prospectively from January 1, 1991. This requires recognition of deferred tax assets and liabilities for temporary differences resulting from differences between the financial reporting and tax bases of assets and liabilities using enacted tax rates. Under U.S. GAAP, a valuation allowance of nil (1995 - $104,000; 1994 - $361,000) would have been recognized to offset deferred tax assets.

(4) In accordance with Staff Accounting Bulletin 67 issued by the Securities and Exchange Commission, the charges presented in the income statement as restructuring charge, termination of supply agreement and write-down of capital assets would be required to be presented as components of operating income. Under this presentation, earnings (loss) from operations for the year ended December 31, 1996 would be $3,507,359 (1995 - $1,373,586; 1994 -
$(5,428,613)). This difference in presentation has no effect on net income
(loss).

               THE CANADIAN OPERATIONS OF G.H. WOOD + WYANT INC.

18.    ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES [Cont'd]

Net Assets Adjustments


                                  1996                       1995
                       -------------------------     ---------------------
                         Canadian        U.S.        Canadian      U.S.
                           GAAP          GAAP          GAAP        GAAP
                       -----------    ----------     ---------   ---------
Other assets (1)...... $   342,500    $  563,200     $119,400    $300,167
Deferred income tax
(asset) (2)...........   1,025,409     1,111,637      (54,591)     31,637

Notes to Net Assets Adjustments

(1) Accounting for pension benefits under U.S. GAAP results in a timing difference in the amortization of experience gains and losses, which causes a change in the deferred pension cost assets.

(2) Income taxes are provided on the deferral method under Canadian GAAP, whereas under U.S. GAAP the liability method is used. In addition, the tax impact of adjustments for pension benefits and restructuring charges are also reflected.

Cash Flow Presentation

                                            1996           1995            1994
                                        -----------     -----------    ------------
Cash provided by (used in)
  financing activities in accordance
  with Canadian GAAP................    $(2,506,243)    $(2,673,827)    $(3,331,385)

Drawdown of revolving credit
  facility(1).........................     (648,363)     (1,344,714)     (7,579,955)
                                        -----------     -----------    ------------
Cash provided by (used in)
  financing activities
  in accordance with U.S. GAAP........  $(3,154,606)    $(4,018,541)   $(10,911,340)
                                        ===========     ===========    ============
Increase in cash during the year in
  accordance with Canadian GAAP.......  $   648,363     $ 1,344,714    $  7,579,955
Drawdown of revolving credit
  facility as included in financing
  activities(1).......................     (648,363)     (1,344,714)     (7,579,955)
                                        -----------     -----------    ------------
Increase (Decrease) in cash during
  the year in accordance with
  U.S. GAAP...........................            0               0               0
Cash and cash equivalents at
  beginning of year in accordance
  with U.S. GAAP(2)...................            0               0               0
                                        -----------     -----------    ------------
Cash and cash equivalents at end of
  year in accordance with
  U.S. GAAP...........................  $         0     $         0    $          0
                                        ===========     ===========    ============

Notes to Cash Flow Presentation

(1) Under U.S. GAAP, changes to amounts outstanding under a revolving credit facility are classified as financing activities in the Statement of Changes in Financial Position.

(2) Under U.S. GAAP, amounts outstanding under a revolving credit facility are classified as debt and consequently are not included in the cash and cash equivalents balance.

               THE CANADIAN OPERATIONS OF G.H. WOOD + WYANT INC.

19.    SUBSEQUENT EVENT

As of November 12, 1996, Wyant entered into an asset purchase agreement ("Agreement") pursuant to which it will sell its business and all operating assets (excluding the common stock of Hosposable Products, Inc. ["HPI"] held by the Company) to 3290441 Canada Inc., a wholly owned and newly formed subsidiary of HPI. Under the terms of the Agreement, 3290441 Canada Inc. will acquire all of the assets and assume all of the liabilities of the Canadian Operations. In consideration for this sale, Wyant will receive cash of $5,000,000, a promissory note in the amount of $4,262,741 (the amount of which is subject to adjustment on closing of the transaction and will be exchanged, after adjustment, for Class A preferred shares of 3290441 Canada Inc. on the basis of one share for each dollar of unpaid principal amount of the note), 3,800,000 Class B preferred shares and 1,000,000 Class E preferred shares. The Class A and B preferred shares carry cumulative dividends of 4% and 3.9999% respectively and are mandatorily redeemable over ten years. The 1,000,000 Class E preferred shares are exchangeable into 1,000,000 shares of HPI common stock. A Special Meeting of the shareholders of HPI was held on March 17, 1997 at which time the Agreement was approved.

                             UNAUDITED PRO FORMA

                              CONDENSED COMBINED

                             FINANCIAL INFORMATION

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                               December 31, 1996
                                  (Unaudited)
                             (Dollars in Thousands)

                                                     Subtotal
                             Historical  Historical  Pro Forma    Pro Forma   Pro Form
                                HPI        Wyant     Combined    Adjustments  Combined
                             ----------  ----------  ----------  -----------  --------
                               ASSETS
Current
 Cash and Cash Equivalents... $ 2,017      $    --   $ 2,017    $(2,017) (1)   $    --
 Accounts Receivable - Net...   4,726        7,040    11,766       (467) (2)    11,299
 Income Taxes Recoverable....     456           --       456         --            456
 Inventories.................   4,448        5,564    10,012         --         10,012
 Deferred Income Taxes.......     331           --       331         --            331
 Prepaid Expenses............     240          596       836         --            836
                              -------      -------   -------    -------        -------
Total Current Assets.........  12,218       13,200    25,418     (2,484)        22,934

Investments..................      --            2         2         --              2
Property, Plant and
Equipment, Net...............  11,544        7,737    19,281         --         19,281
Goodwill.....................      --          410       410         --            410
Other Assets.................     349          250       599         --            599
                              -------      -------   -------    -------        -------
Total Assets................. $24,111      $21,599   $45,710    $(2,484)       $43,226
                              =======      =======   =======    =======        =======

                         LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
 Bank Indebtedness........... $    --      $ 1,293   $ 1,293    $ 1,633  (1)    $ 2,926
 Accounts Payable and
 Accrued Expenses............   5,381        7,230    12,611       (467) (2)     12,144
 Income Taxes Payable........      --          281       281         --             281
 Current Portion of
  Long-Term Debt.............     579        1,528     2,107         --           2,107
                              -------      -------   -------     ------         -------
Total Current Liabilities....   5,960       10,332    16,292      1,166          17,458

Long-Term Debt...............   5,177        2,211     7,388         --           7,388
Redeemable Preferred Shares..      --           --        --      5,214  (1)      5,214
Acquisition Clearing Account.      --        8,308     8,308     (8,308) (1)         --
Deferred Income Taxes........     837          748     1,585         --           1,585
                              -------      -------   -------     ------         -------
Total Liabilities............  11,974       21,599    33,573     (1,928)         31,645

Stockholders' Equity
 Common Stock................      17           --        17         10  (1)         27
 Additional Paid-in Capital..   6,894           --     6,894      4,936  (1)      6,328
                                                                 (5,502) (1)
 Retained Earnings...........   5,257           --     5,257         --           5,257
                              -------      -------   -------     ------         -------
                               12,168           --    12,168       (556)         11,612
 Less:  Treasury Stock
  Held, at Cost..............      31           --        31         --              31
                              -------      -------   -------     ------         -------
Total Stockholders' Equity...  12,137           --    12,137       (556)         11,581
                              -------      -------   -------     ------         -------
Total Liabilities and
Stockholders' Equity......... $24,111      $21,599   $45,710    $(2,484)        $43,226
                              =======      =======   =======    =======         =======

See accompanying notes to unaudited pro forma condensed combined financial information.

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      for the Year Ended December 31, 1996
                                  (Unaudited)
                (Dollars in Thousands except per share amounts)



                                                Subtotal    Pro           U.S.
                         Historical Historical  Pro Forma   Forma         GAAP       Pro Forma
                             HPI        Wyant   Combined    Adjs.         Adjs.       Combined
                         ---------  ----------  ---------  -------        ------      --------
Sales..................   $42,294    $52,886    $95,180    $(2,335) (3)    $  --      $92,845
Cost of sales..........    34,971     30,894     65,865     (2,335) (3)       --       63,530
                          -------    -------    -------    -------         -----      -------
Gross profit...........     7,323     21,992     29,315        --             --       29,315

Selling, general and
  administrative.......     8,358     18,812     27,170       (167) (6)      150 (8)   27,153
Depreciation and
  amortization.........        83        485        568        --             --          568
Other income...........      (312)       (55)      (367)       167  (6)       --         (200)
Interest expense.......       307        444        751        154  (4)       --          905
Acquisition costs......       550         --        550        --             --          550
                          -------    -------    -------    -------         -----      -------
                            8,986     19,686     28,672        154           150       28,976
                          -------    -------    -------    -------         -----      -------
Income (Loss)
  before income tax....    (1,663)     2,306        643       (154)         (150)         339
Provision for
  (Recovery of)
  income taxes.........      (608)     1,016        408        (56) (5)      (60) (10)    292
                          -------    -------    -------    -------         -----      -------
Net income (Loss)......    (1,055)     1,290        235        (98)          (90)          47
Dividend requirements
  and accretion of
  mandatorily redeemable
  Preferred shares.....        --        --        --         (278) (1)       --         (278)
                          -------    -------    -------    -------         -----      -------
Net income (Loss)
  attributable to
  common shares........   $(1,055)    $1,290    $   235    $  (376)       $  (90)     $  (231)
                          =======    =======    =======    =======        ======      =======
Income (Loss) per
  common share.........   $ (0.62)        --         --         --            --      $ (0.14)
Weighted average
  number of common
  shares outstanding... 1,692,476                                   (7)             1,692,476

See accompanying notes to unaudited pro forma condensed combined financial information.

                   PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                           for the Year Ended December 31, 1995
                                       (Unaudited)
                     (Dollars in Thousands except per share amounts)

                                                     Subtotal    Pro            U.S.
                            Historical  Historical   Pro Forma   Forma          GAAP        Pro Forma
                               HPI        Wyant      Combined    Adjs.          Adjs.       Combined
                            ---------   ----------   ---------  ------        --------      ---------
Sales..................       $40,481     $52,165     $92,646   $(1,291) (3)  $   --          $91,355
Cost of sales..........        33,000      30,404      63,404    (1,291) (3)      --           62,113
                              -------     -------     -------   -------       ------          -------
Gross profit...........         7,481      21,761      29,242        --           --           29,242

Selling, general and
  administrative.......         7,329      18,930      26,259      (317) (6)      52 (8)       25,994
Depreciation and
  amortization.........            87         572         659        --           --              659
Other income...........          (435)        (50)       (485)      317  (6)      --             (168)
Interest expense.......           322         742       1,064       154  (4)      --            1,218
Non-recurring items....           550       1,161       1,711        --          138 (9)        1,849
                              -------     -------     -------   -------       ------          -------
                                7,853      21,355      29,208       154          190           29,552
                              -------     -------     -------   -------       ------          -------
Income (Loss)
  before income tax....          (372)        406          34      (154)        (190)            (310)
Provision for
  (Recovery of)
  income taxes.........          (163)         24        (139)      (56) (5)    (112) (10)(11)   (307)
                              -------     -------     -------   -------       ------          -------
Net income (Loss)                (209)        382         173       (98)         (78)              (3)
Dividend requirements
  and accretion of
  mandatorily redeemable
  Preferred shares.....            --          --          --      (307) (1)      --             (307)
                              -------     -------     -------   -------       ------          -------
Net income (Loss)
  attributable to
  common shares........       $  (209)    $   382     $   173   $  (405)      $  (78)         $  (310)
                              =======     =======     =======   =======       ======          =======
Income (Loss) per
  common share.........       $ (0.12)         --          --       --            --          $ (0.18)
Weighted average
  number of common
  shares outstanding...     1,692,476                                    (7)                1,692,476

See accompanying notes to unaudited pro forma condensed combined financial information.

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      for the Year Ended December 31, 1994
                                  (Unaudited)
                (Dollars in Thousands except per share amounts)


                                                      Subtotal    Pro            U.S.
                             Historical  Historical   Pro Forma   Forma          GAAP           Pro Forma
                                HPI        Wyant      Combined    Adjs.          Adjs.          Combined
                             ---------   ----------   ---------  ------         ------          ---------
Sales......................   $34,515     $52,223      $86,738   $(618) (3)     $  --            $86,120
Cost of sales..............    26,534      32,440       58,974    (618) (3)        --             58,356
                              -------     -------      -------    ----          -----            -------
Gross profit...............     7,981      19,783       27,764      --             --             27,764

Selling, general
 and administrative........     6,454      20,936       27,390    (298) (6)      (205) (8)        26,887
Depreciation and
 amortization..............       165         601          766      --             --                766
Other income...............      (672)        (23)        (695)    298  (6)        --               (397)
Interest expense...........       385         676        1,061     154  (4)        --              1,215
Non-recurring items........        --         200          200      --           (138) (9)            62
                              -------     -------      -------    ----          -----            -------
                                6,332      22,390       28,722     154           (343)            28,533
                              -------     -------      -------    ----          -----            -------
Income (Loss)
 before income tax.........     1,649      (2,607)        (958)   (154)           343               (769)
Provision for
  (Recovery of)
  income taxes.............       613        (549)          64     (62) (5)        26  (10)(11)       28
                              -------     -------      -------    ----          -----            -------
Net income (Loss)..........     1,036      (2,058)      (1,022)    (92)           317               (797)
Dividend requirements
 and accretion of
 mandatorily redeemable
 Preferred shares..........        --          --            --   (335) (1)        --               (335)
                              -------     -------      -------   -----          -----            -------
Net income (Loss)
 attributable to
 common shares.............    $1,036     $(2,058)     $(1,022)  $(427)          $317            $(1,132)
                              =======     =======      =======   =====          =====            =======
Income (Loss) per
  common share.............    $(0.61)        --            --      --             --             $(0.67)
Weighted average
 number of common
 shares outstanding........ 1,691,906                                   (7)                    1,691,906

See accompanying notes to unaudited pro forma condensed combined financial information.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                         COMBINED FINANCIAL INFORMATION

The pro forma adjustments on the Pro Forma Condensed Combined Balance Sheet reflect the following:

  1. The Transactions result in the payment of $3,649,635 (CDN. $5,000,000) in cash, through the utilization of $2,017,437 available cash and marketable securities and incurring bank indebtedness of $1,632,198, and the issuance of the following shares:


                                             Redemption
        No.                                     Value        Fair Value
        --                                  ------------    -----------

        4,262,741 Class A Preferred Stock... $3,096,891      $2,940,000
        3,800,000 Class B Preferred Stock... $2,773,723      $2,274,000
        1,000,000 Class E Preferred Stock...     N/A         $4,946,000

       The  shares  of  Class  E Preferred Stock having  a  fair  value  of
       $4,946,000 are recorded at par of $10,000 in Hosposable Products, Inc. ("HPI") Common Stock and $4,936,000 in Additional Paid-in
       Capital.   The  fair value was based on the thirty day (to  February 5,
       1997) average closing price of the HPI Common Stock.

          The excess of the fair value of the consideration paid of $13,809,635 over the book value of the net assets acquired is considered a deemed dividend for accounting purposes, which reduces the balance of Additional Paid-in Capital by $5,501,635.

       The deemed dividend is computed as follows:

       Class A Preferred Stock.................................     $ 2,940,000
       Class B Preferred Stock.................................       2,274,000
       Class E Preferred Stock.................................       4,946,000
       Cash....................................................       3,649,635
                                                                    -----------
       Total...................................................      13,809,635
       Less: Book value of net assets acquired.................       8,308,000
                                                                    -----------
       Excess of fair value of consideration over book value
        of net assets acquired.................................     $ 5,501,635
                                                                    ===========

       The  shares  of Class A Preferred Stock and Class B Preferred  Stock are
       mandatorily  redeemable  and  as  such,  are  presented  as   a
       liability in the accompanying balance sheet. The excess of their redemption value over their carrying value (fair value) at the Closing Date ($656,614) is to be accreted over the 10 year redemption period resulting in an annual charge against earnings
       available  for  common  shareholders  in  addition  to  the   annual
       dividend on the Class A Preferred Stock and Class B Preferred Stock.

       The dividends on the mandatorily redeemable preferred stock are computed at the rate of 4.0% on the Class A Preferred Stock and 3.999999% on the Class B Preferred Stock, on the number of shares of each class outstanding during the applicable periods. These dividends and the accretion of the excess of the redemption value of the Class A and B shares over their fair value at the Closing Date are broken down as follows:

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                    COMBINED FINANCIAL INFORMATION (CONT'D)



                                         1996       1995        1994
                                       --------    --------   --------
        Dividends....................  $188,000    $211,000    $235,000
        Accretion....................    90,000      96,000     100,000
                                       --------    --------    --------
                                       $278,000    $307,000    $335,000
                                       ========    ========    ========



     2. Elimination of receivables and payables of $467,000 relating to transactions between HPI and the Canadian Operations of Wyant.


The pro forma adjustments on the Pro Forma Condensed Combined Statements of Operations result from:

     3. Elimination of sales between HPI and the Canadian Operations of Wyant.

     4.   Interest of 9.43% per annum on the debt incurred of $1,632,198.

     5.   Income tax benefit resulting from note 4 above.

     6. Elimination of other income and a corresponding selling, general and administrative expense to remove the effect of payments made by the Canadian Operations of Wyant to HPI relating to a marketing agreement between the Companies.

     7. 1,000,000 shares of HPI Common Stock issuable upon the exchange of shares of Class E Preferred Stock are considered outstanding for earnings per share purposes only when the effect on earnings per share is dilutive.

  The U.S. GAAP adjustments on the Pro Forma Condensed Combined Statements of Operations result from the following which are more fully described on page 18 hereof:

     8. The difference in accounting for pension benefits compared to Canadian GAAP.

     9.   The timing of recognition of certain employee severance costs.

     10.  The income tax effect of notes 8 and 9 above.

     11.  The difference in accounting for income taxes.

The statements of operations of the Canadian Operations of Wyant have been translated into United States dollars at the following average rates of exchange for each of the years ended December 31 ($1.00 United States is equal to the following Canadian dollar amounts):

1996............................................................   $1.3636
1995............................................................   $1.3726
1994............................................................   $1.3659

The balance sheet of the Canadian Operations of Wyant has been translated at December 31, 1996 using the exchange rate of $1.3706 for every United States dollar.